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                                                                     EXHIBIT 5.1

                         CADWALADER, WICKERSHAM & TAFT

                                100 MAIDEN LANE

                             NEW YORK, N.Y. 10038

                            TELEPHONE (212) 504-6000

                                    _______

                                  [LETTERHEAD]

                                 March 24, 1995



Anacomp, Inc.
11550 North Meridian Street
Post Office Box 40888
Indianapolis, Indiana 46240

       RE:  $225,000,000 PRINCIPAL AMOUNT OF SENIOR SECURED NOTES

Ladies and Gentlemen:

       We have acted as counsel for Anacomp, Inc. (The "Company") in connection with the preparation of the Company's Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $225,000,000 principal amount of the Company's Senior Secured Notes due 2002 (the "Notes"). The Notes are to be issued under an Indenture (the "Senior Secured Note Indenture") between the Company and The Bank of New York as trustee (the "Trustee"). The Company intends to enter into an underwriting agreement (the "Underwriting Agreement") with Salomon Brothers Inc and Smith Barney, Inc., as underwriters (the "Underwriters").

       We have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company, and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. In arriving at the opinions expressed below, we have assumed and have not verified that the signatures on all documents that we have examined are genuine. In addition, we have assumed that the Notes will be

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                                                              (EXHIBIT 5.1 CONT)
Anacomp, Inc.                         -2-                         March 24, 1995

executed and delivered in substantially the form in which they are filed as an exhibit to the Registration Statement.

       We are members of the Bar of the State of New York and do not purport to be an expert in, or express any opinion concerning, the laws of any jurisdiction other than the laws of the State New York, the federal laws of the United
States and the General Company Law of the State of Delaware.

       Based on the foregoing, we are of the opinion that:

       The Notes will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditor's rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended, shall have become effective under the Act and the Senior Secured Note Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and duly executed and delivered by the Company and the Trustee; (ii) the Company's Board of Directors shall have duly adopted final resolutions authorizing the issuance and sale of the Notes as contemplated by the Registration Statement and the Senior Secured Note Indenture; and (iii) the Notes shall have been duly executed and authenticated as provided in the Senior Secured Note Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.
                                        Very truly yours,

                                        /s/ Cadwalader, Wickersham & Taft
                                        ---------------------------------
                                            Cadwalader, Wickersham & Taft